UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 15, 2008

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000 — 30733	41-1978822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

10700 Bren Road West
Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 15, 2008, American Medical Systems Holdings, Inc., entered into a Settlement Agreement and Limited Waiver with Martin J. Emerson, the company’s former President and Chief Executive Officer (and one of the registrant’s “named executive officers” in its 2008 proxy statement), and Galil Ltd., in connection with Mr. Emerson’s employment by Galil.
The agreement provides a limited waiver of Mr. Emerson’s non-competition obligations under his Change in Control Severance Agreement, dated April 2, 2007, in connection with his employment by Galil and a similarly limited release of claims.
In exchange for the limited waiver and release, Galil has agreed to make a cash payment to the company in addition to other contingent consideration. Mr. Emerson and Galil have also agreed to certain restrictions on hiring current and former company employees. Mr. Emerson has also waived his right to receive any additional severance payments under his previous Employment Agreement with the company.
A copy of the agreement is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and Limited Waiver, dated July 15, 2008, between American Medical Systems Holdings, Inc., Galil Ltd. and Martin J. Emerson.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

Dated: July 15, 2008	By:	/s/ Mark A. Heggestad

Mark A. Heggestad
Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Settlement Agreement and Limited Waiver, dated July 15, 2008, between American Medical Systems Holdings, Inc., Galil Ltd. and Martin J. Emerson (filed herewith).

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